SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

MASTERCARD INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☐	Fee paid previously with preliminary materials.

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On September 9, 2010, MasterCard Incorporated sent the following letter to stockholders in connection with its solicitation of proxies for its 2010 Annual Meeting of Stockholders:

September 9, 2010

Dear Stockholder:

We previously mailed you proxy materials for the 2010 Annual Meeting of Stockholders of MasterCard Incorporated, which will be held on September 21, 2010.

As of this date, your voting instructions have not yet been received. Time is running short. Your vote is very important. We encourage you to review the proxy statement you previously received and which was filed with the U.S. Securities and Exchange Commission on July 30, 2010 and to vote your shares by phone or internet by following the instructions printed on the enclosed voting form. You may also sign, date and mail the voting form in the postage paid envelope provided. The proxy statement and our 2009 Annual Report (which includes our Form 10-K) are also available for viewing online at www.envisionreports.com/ma.

Please also note that several of the proposals to be considered at the 2010 annual meeting are deemed to be “non-routine” and therefore require you to provide specific voting instructions in order for your vote to be counted for these proposals. In particular, among the proposals to be considered at the 2010 annual meeting are some significant changes to our certificate of incorporation that address, among other things, requirements for the composition of our Board of Directors, the election of Board members and requirements applicable to the ownership of our stock. These voting items require an affirmative vote of 80% or more of the outstanding shares of our Class A Common Stock.

If you have recently voted your shares, please accept our thanks and kindly disregard this request.

If you have any questions, please feel free to call Georgeson Inc., our proxy solicitor, toll free at (866) 541-3547.

Thank you for your continued support of MasterCard.

Very truly yours,

Noah J. Hanft

Corporate Secretary